AMENDED AND RESTATED CORPORATE BYLAWS

CORPORATE BYLAWS

CHAPTER I

Company name, domicile, duration and purpose

Section 1. Under the name “Pampa Energía S.A.” the company previously designated as “Pampa Holding S.A.” (hereinafter, the “Company”) and originally created as “Frigorífico La Pampa S.A.” continues to do business.

Section 2. The Company has its registered office in the city of Buenos Aires and may establish branches or agencies, and also manufacturing plants or warehouses and other establishments in any place in Argentina or abroad, either or not allocating a specified capital to such establishments.

Section 3. The duration of the Company shall continue until June 30, 2044, and may be extended for any period of time as determined by a resolution of a General Meeting of Shareholders.

Section 4. The Company’s purpose is to carry out in its own name, through or in association with third parties, for its own account or on behalf of third parties, in Argentina or abroad, the following activities: (a) Industrial: 1) Operations for the generation, transformation, transmission and distribution of electric power; 2) To explore, exploit, prospect, detect, probe and drill hydrocarbon and any other fields, areas and/or wells, and to develop mining activities generally; 3) to purchase, sell, lease and exploit drilling equipment, any spare parts and accessories thereof, and enter into any contracts and perform any acts and transactions related to mining extraction; 4) to manufacture, process, industrialize, purchase, sell, import, export and transport hydrocarbons and any byproducts thereof belonging to the Company or to third parties, either liquid, solid or gaseous; 5) to enter into any kind of contracts for the performance of works and/or services related to the foregoing activities. (b) Commercial: Commercial transactions by importing, exporting, selling and purchasing, transporting and distributing products and goods related to electric power, mining production, including the exercise or performance of activities as representative or commission, consignment and other agents. (c) Financial: Financial transactions generally; to extend loans and/or make capital contributions to individuals and companies in connection with business operations performed or to be performed; to provide guarantees, collateral and surety in favor of third parties; to sell, purchase and manage shares, governmental securities, debentures and other securities on any of the systems and in any form created or to be created, other than transactions falling within the scope of the Financial Entities Law. (d) Investment: Investing activities in undertakings and companies of any nature, in accordance with and subject to the limitations established by applicable laws and regulations; the Company may organize or take part in the organization of companies or purchase and hold equity interests in companies now existing or to be created in the future in Argentina or abroad, be a party to temporary business associations, cooperative associations, joint ventures and business associations. The Company may also, for investment purposes, purchase, develop and dispose of real and personal property of any kind, encumber and convey and receive such property under a lease, a concession or a financial lease. (e) Services: To provide services or act as an agent in its own name or for the benefit of third parties. To fulfill this purpose the Company has full legal capacity to acquire rights and incur obligations and to perform any acts not prohibited by the laws and these bylaws.

CHAPTER II

Capital and shares of stock

Section 5. The capital stock shall be represented by shares of a nominal value of AR$ 1 each (NV AR$ 1 each) and carrying one vote per share, which are submitted in their entirety to the securities public offering rules established under Capital Market Law No. 26,831, regulations thereunder by Decree No. 1023/2013, as amended and supplemented, or any similar rules that may substitute them in the future (the “Capital Market Law”). The Company may increase its capital in the future through the issuance of by shares equal to its outstanding shares. In accordance with the provisions of the Capital Market Law, a meeting of shareholders may approve an issuance of options on shares to be issued or securities convertible into shares, and delegate to the board of directors the determination of the terms and conditions of such issuance and of the rights to be carried by such options, as well as the setting of the price of such options and any shares that they will entitle their holders to. Those options may be issued in favor of board members, managers and employees of the Company and/or third parties, as determined by the respective shareholders’ meeting. Any changes in capital stock must be recorded in the Company’s financial statements.

Section 6. The Capital Stock shall be issued and subscribed when so resolved and decided by a Meeting of Shareholders. Each resolution approving a capital increase and/or the issuance and subscription of shares shall be indistinctly and optionally evidenced by a Public or Private Deed. If they are implemented by means of a public instrument, the stamp tax, if applicable, shall be paid upon the execution of the relevant notarial deed. The respective registrations and publications shall be made in accordance with the legal provisions applicable at the time, and unless otherwise provided hereunder, shareholders shall be entitled to first-refusal and accretion rights for the subscription of any newly issued shares, pro rata to their respective shareholding, and the relevant notices shall be published to this effect as legally required. First-refusal and accretion rights may be exercised within the legally established periods and shall be solely limited or suspended by resolution of an Extraordinary Meeting of Shareholders in compliance with the conditions established by section 197 of Companies Law No. 19,550 or any other statutory rules that may replace it or supplement it in the future (hereinafter, “Law No. 19,550”).

 Section 6 bis. Provided this is permitted by applicable law, (a) first-refusal and accretion rights shall be solely limited or suspended (i) in accordance with the Section 6 of these Bylaws or (ii) when an Extraordinary Meeting of Shareholders approving an issuance of shares and convertible notes has resolved that first-refusal rights shall not be applicable both under section 194 of Law No. 19,550 and under the Capital Market Law, and in such an event any shareholders wishing to take part in the capital increase shall not be entitled to first-refusal rights and compliance with the conditions for first-refusal rights to be suspended under section 197 of Law No. 19,550 shall not be required; (b) in case of a capital increase through the issuance of shares or convertible notes offered by means of a public offering under the Capital Market Law and subject to the approval of the meeting of shareholders approving the respective issuance of shares and convertible notes, the first-refusal right contemplated in section 194 of Law No. 19,550 and section 11 of Law No. 23,576 and any other statutory rules that may replace them in the future shall be exercised by means of the placement procedure determined in the respective public offering prospectus; and the holders of shares and convertible notes, as the beneficiaries of such preemptive right, shall be acknowledged priority in the awarding of shares up to the amount they may be entitled to, based on their respective shareholding percentage. This shall be so provided that any purchase orders submitted by the shareholders or holders of convertible notes, as the beneficiaries of such first-refusal right, are placed at the price resulting from the placement procedure or at an established price either equal to or higher than the subscription price determined in the public offering, and accretion rights shall not be applicable. Until the new applicable law permits the foregoing provisions, section 6 of these Bylaws shall be applied.

Section 7. Shares shall be paid within the time periods and subject to the conditions established by the Meeting of Shareholders. Any subscribers incurring a payment default shall forfeit their rights and in such an event the Company shall be able to sell such shares and impose any penalties contemplated in section 193 of Law No. 19,550. If the shares issued by the Company are represented by securities, any subscriber that has not paid the amount of its subscribed shares in full shall receive a temporary registered certificate evidencing the installments that it has paid. Upon full payment of such shares, that certificate shall be replaced by securities representing the relevant shares. Until the effective delivery of such securities, the temporary certificate shall be considered final, negotiable and divisible.

Section 8. Shares may be registered and non-endorsable, as provided by the prescriptions of applicable law on such matters, or book-entry shares under section 208 of Law No. 19,550. Shares that are represented by securities shall contain the essential references established by section 211 of Law No. 19,550. Such securities shall bear the signature of one Director and the Chairman of the Statutory Audit Committee, notwithstanding the possible application of the mechanism provided under section 212 of the above Law. Any book-entry shares or Company Securities shall be registered into accounts carried under the name of their respective holders in the Company and/or authorized commercial and/or investment banks and/or securities depositories, as resolved by the Board of Directors. Global certificates representing paid-in shares may be issued in compliance with the requirements established by applicable law; any global certificates registered with collective depositary systems shall be considered final, negotiable and divisible.

Section 9. The shares representing capital stock shall be ordinary and of equal value, and each share shall entitle its holder to cast one vote at Shareholders’ Meetings. The securities and the shares represented by them shall bear sequential numbers.

Section 10. By the subscription and holding of Company shares holders acknowledge that they know and accept the Company’s Corporate Bylaws and that they will adhere to and comply with any resolutions adopted by General Shareholders’ Meetings and/or the board of directors in the exercise of their respective powers, notwithstanding any rights granted to the shareholders under the law. In the case of jointly held shares, representation must be consolidated for the exercise of rights and the performance of obligations by the respective holders.

Section 11. The Company may, by resolution of a Meeting of Shareholders, borrow money through the issuance of debentures or notes. At the time of the respective issuance, a Meeting of Shareholders shall determine the form, guarantees, payment periods and other applicable terms in accordance with applicable legal provisions.

Section 11 bis. Provided this is permitted by applicable law, an issuance of non-convertible notes may be decided by the Board of Directors without the approval of a Meeting of Shareholders, and in such an event, at the time of the respective issuance, the Board of Directors shall determine the form, guarantees, payment periods and other applicable terms in accordance with applicable legal provisions. Until the new applicable law permits the foregoing provision, section 11 of these Bylaws shall be applied.

CHAPTER III

On the Board of Directors

Section 12. The management of the Company shall be vested on a Board of Directors of ten members elected by an Ordinary Meeting of Shareholders. Directors shall hold office during three fiscal years, and their term of office shall extend until their successors are appointed. The directors shall be appointed on a staggered basis and Board members shall be partially renewed each year in such a manner that three directors shall be elected in two consecutive years, and four directors shall be elected on the third year. Directors shall be appointed on the basis of lists in accordance with the rules set forth in this Section, provided that no objection against this procedure is raised by any shareholder or group of shareholders holding more than three per cent (3%) of the capital stock. Directors shall be otherwise appointed on an individual basis. Any shareholder or group of shareholders holding more than three per cent (3%) of the capital stock (each, a “Nominator”) may request that the Board of Directors make known to all other shareholders the list of candidates or individual candidate(s) that will be nominated for election by such shareholder or group of shareholders at the shareholders’ meeting. In the case of depositary banks holding shares registered to their name, this rule shall apply in respect of the respective beneficiaries. To such an effect the respective list, duly subscribed by the Nominator or the representatives thereof, if applicable, shall be sent to the Chairman of the Board or any person acting as a substitute thereof, not less than five business days before the date of the relevant meeting of shareholders, so that such list may be officially announced by its publication in the Bulletin of the Buenos Aires Stock Exchange not less than two days before the date when the meeting will be held. In order to facilitate the creation of lists and register the names of the candidates as from the date of the first notice of the relevant shareholders’ meeting, a book shall be kept available to the shareholders for such specific purpose in the Company’s registered office, where the names of any nominated lists or candidates shall be recorded at the request of the relevant shareholders. Similarly, the Board of Directors shall propose to the shareholders’ meeting a list of candidates to be elected, in the form of a list or individually if a list-based election is objected to, whose names shall be made known to all the shareholders together with the lists proposed by the Nominators. Also, no proposal shall be made for the election of any directors before the meeting is held or in the course thereof without written evidence having been submitted to the Company of the acceptance of their nomination by the nominated candidates. The list or individual, as the case may be, that obtains a majority of votes by the shares present at the meeting shall be declared elected. If no list attains such majority, a new voting will take place with the participation of the two most voted lists or individuals, and the list or individual attaining the largest number of votes shall be considered elected. The foregoing rules shall not prevent any shareholder present at the meeting from nominating any candidates not included in the proposals included in the circulars distributed by the Board of Directors.

Section 13. Upon the appointment of the Directors, the relevant Meeting of Shareholders shall also designate the same or a smaller number of alternate directors that will substitute Directors in the event of their resignation, death or any other inability. Such alternate members shall be admitted into the Board of Directors by a resolution and at the discretion thereof by a majority of Directors’ votes. In case of a temporary absence of any Directors the Board of Directors may decide to admit an alternate director, unless the absence of any Directors prevents the presence of quorum at Board meetings, in which case the Board of Directors may attain such quorum by the presence of any alternate members appointed by the shareholders’ meeting.

Section 14. The Board of Directors may hold meetings with its members present or communicated between them by other means allowing for the simultaneous transmission of sound, images and words, and directors both physically present and attending remotely shall be computed for purposes of quorum and majority requirements. The minutes of these meetings shall be prepared and signed within five (5) days after the relevant meeting has been held by the attending directors and statutory auditors. Any directors taking part in the meeting by other means for the simultaneous transmission of sound, images and words may sign the minutes pursuant to the authorization established under by section 266 of Law No. 19,550. The members of the Statutory Audit Committee shall expressly state for the record in the minutes the names of any Directors who have attended remotely and that any resolutions adopted at the meeting have been validly adopted. The statements of directors both physically present and attending remotely and the votes thereof in relation to any adopted resolution shall be recorded in the minutes. Board meetings may be held abroad. The Audit Committee may also hold meetings with its members present or in communication between them by other means allowing for the simultaneous transmission of sound, images and words, and members both physically present and attending remotely shall be computed for purposes of quorum and majority requirements. To such an effect, the formal requirements established for Board remote meetings shall be complied with.

Section 15. For so long as they hold their respective offices, Directors shall provide a guarantee of not less than AR$ 10,000 under General Resolution No. 7/2015 of the Corporate Regulatory Authority or other rules that may replace and/or amend and/or supplement it in the future - and such guarantee may consist of a surety bond or civil liability insurance or bank guarantee by means of a deposit in favor of the Company of money and/or governmental securities at nominal value and/or securities accepted for listing on a stock exchange - excluding shares of this Company - computed at their actual quoted price, or of a restraint of real property voluntarily incurred in favor of the Company, duly notarized and registered in the respective Register.

Section 16. Both Directors and alternate directors may be reelected (subject solely to the limitations established in the Rules of the Audit Committee). Any alternate director substituting an outgoing Director shall fill such vacancy for the time remaining until the end of such Director’s term of office.

Section 17. A Director’s capacity as such may solely be revoked by a Meeting of Shareholders. Directors need not be shareholders.

Section 18. On an annual basis the Board of Directors shall, at the first meeting held after the respective Ordinary Shareholders’ Meeting, elect a Chairman and Vice Chairman from its number. In the event of any vacancy occurring during a fiscal year, the Board of Directors shall carry out a new distribution of positions in the Board.

Section 19. The Board of Directors shall hold meetings validly with the presence of a majority of members and adopt resolutions by a majority of votes present; in case of a tie, the Chairman shall have a casting vote.

Section 20. The Board of Directors shall hold meetings as many times as necessary, not less than once every three (3) months or such shorter period as the Board deems necessary when circumstances so require, or when requested by any of its members or by the Statutory Audit Committee. Board meetings shall be convened in accordance with applicable legal regulations, and shall be presided over by the Chairman or, if applicable, the Vice Chairman of the Board, and in case of absence of both the Chairman and Vice Chairman, by any Director temporarily designated to act as ad hoc Chairman.

Section 21. The Board of Directors is vested with the legal representation of the Company, both in court and out of court, through its Chairman or, in case of the Chairman’s absence or inability through its Vice Chairman, or otherwise by the Director(s) designated in each case by the Board of Directors, or by the Company’s attorneys in fact, within the limits of their powers conferred to the Board of Directors, and is vested also with the most ample powers of administration and disposition in relation to the corporate business and assets, and may perform any acts it may deem necessary for the better fulfillment of the Company’s purpose in accordance with applicable law, its Bylaws and any Resolutions of the General Meetings of Shareholders. The Vice Chairman’s attendance at any administrative, judicial or corporate acts that require the presence of the Chairman implies that the Chairman is absent and shall be binding on the Company without any communication or justification whatsoever. Notwithstanding the foregoing provision, it is hereby provided that the Board of Directors shall have in particular the power to: a) comply and enforce the provisions of the Bylaws and Regulations and the resolutions adopted by Shareholders’ Meetings; b) designate and remove managers and attorneys in fact, establishing their respective duties and remuneration; c) convene Ordinary and Extraordinary Shareholders’ Meetings; d) submit annually to the General Shareholders’ Meeting the Annual Report on the operation of the Company, Inventory, Statement of Financial Position and Statement of Income at the end of each fiscal year. These documents shall be available to the shareholders not less than 20 days before the date of their consideration by a Shareholders’ Meeting; e) propose to the General Shareholders’ Meeting the dividends to be distributed to the shareholders and submit to the consideration of the Meeting any other matters that must be approved by it; f) perform transactions with, deposit and withdraw any corporate funds, either in the Argentine Central Bank, Banco de la Nación Argentina, Banco de la Provincia de Buenos Aires, Caja Nacional de Ahorro y Seguro and Banco Ciudad de Buenos Aires or other official or private banking institutions and financial entities, either in a checking account, time deposit, in custody, in a savings account or in any other manner, including overdrawn accounts, and to such an effect subscribe checks, money orders, vouchers or other documents that may be required; g) lend and borrow money with or without the provision of a security interest or personal guarantee; h) hold interests in other joint stock companies; i) make use of lending facilities as deemed advisable in the best interest of the Company; j) purchase, sell, exchange, assign and lease real estate, personal property, livestock, securities, notes, rights and shares or any other asset subject to the payment periods, at the prices and pursuant to payment and other terms it deems advisable; k) grant general or special powers of attorney to be exercised in Argentina or abroad, renew or revoke such powers of attorney when deemed advisable; l) issue internal regulations; m) resolve all the matters of any nature whatsoever with the most ample powers, including those specified in paragraphs d), e), f), g), h), i), j), k) and l) of section 375 of the National Civil and Commercial Code and section 9 of Decree Law No. 5965/63, subject to no limitations other than those expressly established in these Bylaws; n) prepare the lists of candidates for the election of directors as provided by section 12 of these Bylaws.

Section 22. The Board of Directors may assign the performance of any administrative or technical duties to one or more directors, whose remuneration shall be established by a Meeting of Shareholders and charged to general and administrative expenses.

Section 23. There is no incompatibility between the position of Director and that of Manager and Attorney in fact. The remuneration of a Manager and/or Attorney in fact is independent of his/her remuneration as Director, if applicable.

CHAPTER IV

On the Statutory Audit Committee

Section 24. The surveillance of the Company shall be the responsibility of a Statutory Audit Committee formed by three members and three alternate members. The members of the Statutory Audit Committee shall hold office during three fiscal years. The remuneration of the members of the Statutory Audit Committee shall be established by an ordinary meeting of shareholders. At their first meeting after the ordinary meeting of shareholders, the Statutory Audit Committee shall elect its Chairman from its own number. The Statutory Audit Committee shall hold meetings at such intervals as required by the performance of their duties and such meetings shall be validly held with the presence of not less than two members; its decisions shall be recorded in a rubricated minutes book kept for such purpose. The Statutory Audit Committee resolutions shall be adopted by a majority of votes present. The members of the Statutory Audit Committee have the powers and duties assigned to statutory auditors by Law No. 19,550.

CHAPTER V

Meetings of Shareholders

Section 25. General Shareholders’ Meetings may be ordinary and/or extraordinary. Shareholders’ Meetings shall be solely competent to consider the matters set forth in sections 234 and 235 of Law No. 19,550, respectively, and any supplemental rules, regarding the subjects specified therein. Meetings of Shareholders shall be convened when deemed necessary by the Board of Directors or Statutory Audit Committee, or when required in writing by shareholders representing not less than 5% of the capital stock, specifying the purpose and reason for which the meeting is requested. These requests shall be handled in such a manner that the Shareholders’ Meeting may be convened by the Board of Directors or Statutory Audit Committee to be held within 40 days after the receipt of the relevant request.

Section 26. Notice of a Shareholders’ Meeting, either on first or second call, shall be published during the days, in the newspapers and within the time periods established by applicable legal regulations in force. If an Ordinary Meeting of Shareholders is convened on first and second call at the same time, and if the Meeting on second call is to be held on the same day, such adjourned Meeting shall be held not less than one (1) hour after the time set for the Meeting on first call.

Section 27. To attend a Meeting of Shareholders the shareholders shall deposit with the Company their shares or a certificate of deposit or evidence of their book-entry share accounts issued to such an effect by a Bank, Securities Depository or other authorized institution, to be recorded in the Shareholders’ Meetings Attendance Record Book, not less than three (3) business days before the date set for the Meeting. The Company shall furnish the required evidence of receipt, which shall be presented by the shareholders to be admitted into the Meeting. The holders of registered or book-entry shares shall, within the same period, give notice to be recorded in the Shareholders’ Meetings Attendance Record Book.

Section 28. Shareholders may be represented by proxy at Shareholders’ Meetings by their respective legal attorneys in fact or other persons. Such proxies may be executed as a private document signed by the principal, with its signature certified by a court, notary public or bank.

Section 29. Shareholders’ Meetings shall be presided over by the Chairman of the Board or any substitute thereof. In case of absence of both of them, the Meeting shall designate a Director, member of the Statutory Audit Committee or shareholder to perform duties as Chairman. Except in the events contemplated in section 241 of Law No. 19,550, any Directors, members of the Statutory Audit Committee and chief executive officers who are shareholders shall be able to vote in such capacity.

Section 30. To be validly assembled, an Ordinary Meeting of Shareholders held on first call shall require the presence of shareholders representing a majority of voting shares, and on second call a Meeting shall be validly assembled with any number of such shares present. Extraordinary Meetings of Shareholders shall be validly held on first call with the presence of shareholders representing not less than 60% of voting shares, and on second call the presence of not less than 30% of such shares shall be required. If a Shareholders’ Meeting cannot be validly held due to the absence of the required number of attendants, and if an Ordinary Shareholders’ Meeting has not been convened on first and second call at the same time, the Meeting must be convened again within the following 30 days.

Section 31. On an annual basis, within four months after the end of the fiscal year, an Ordinary General Meeting of Shareholders shall be held to: a) consider the Annual Report, Statement of Financial Condition and Statement of Changes in Shareholders’ Equity, the annexes, tables and supplementary notes thereof, the Statement of Income and the intended use thereof, all for the last ended fiscal year; b) approve or observe the documents detailed in the preceding paragraph, and approve or modify the distribution of profits proposed by the Board of Directors; c) take notice of the Statutory Audit Committee report and the report submitted by the external auditors; d) adopt a resolution on the remuneration of the Board of Directors and the Statutory Audit Committee; e) appoint the members and alternate members of the Board of Directors and Statutory Audit Committee, when applicable in accordance with Sections 12 and 13; f) consider any other matter included in the Agenda, provided such matter falls within the Meeting’s competence.

Section 32. Each share shall entitle its holder to cast one vote at Shareholders’ Meetings.

Section 33. The Meetings of Shareholders, held either on first or on second call, shall adopt resolutions by a majority of votes present which may be computed in respect of the respective resolution, except for any decisions on (i) the specific cases contemplated in section 244, last paragraph, of Law No. 19,550, which shall require the favorable vote of the majorities specified therein; (ii) any modification of the Public Tender Offer by Acquisition of a Controlling Interest ruled established in Chapter VIII of these Bylaws, which shall require approval by the favorable vote of shares representing not less than 66.6% of the issued and outstanding capital stock; (iii) any modification of the Public Tender Offer by Acquisition of a Substantial Interest rules established in Chapter VIII of these Bylaws, which shall require approval by the favorable vote of shares representing not less than 66.6% of the shareholders present at the Shareholders’ Meeting provided they represent not less than 35% of the issued capital stock; and (iv) any modification of the qualified majorities rules established in this section, which shall require approval by the same qualified majority that is sought to be modified.

Section 34. Upon being called to order, a Shareholders’ Meeting shall designate two shareholders to sign the Meeting minutes that must be drawn up. The summary of the statements made in the course of the discussion, the form and results of voting, and a full transcription of the Meeting’s decisions and resolutions shall be recorded in the minutes that will be drawn up in the respective book, rubricated for such purpose, which shall be signed within five days after the end of the Meeting by the Chairman and the two shareholders designated to such an effect.

CHAPTER VI

Fiscal year and distribution of profits

Section 35. The fiscal year shall extend from January 1 to December 31 each year, and an inventory of assets and liabilities and General Balance Sheet shall be prepared as of such end date.

Section 36. The balance of unappropriated earnings resulting at the end of each fiscal year, after the necessary deduction, when applicable, to create the Legal Reserve required under Law No. 19,550, shall be assigned in the following order of priority to: a) payment of Directors’ and Statutory Audit Committee’s members’ fees; b) the creation of optional reserves and provisions and allowances when such creation is duly justified; c) the payment of dividends to the holders of ordinary shares; d) any other uses as resolved by the Shareholders’ Meeting. Dividends may be paid in the form of shares when so resolved by the Shareholders’ Meeting. Any dividends not collected upon three years having elapsed after they were made available to the shareholders shall revert to the Company. In the absence of any profits to be distributed, the Meeting of Shareholders shall have powers to establish the amount of the remuneration it believes advisable to assign to Board and Statutory Audit Committee members for their tasks, taking into account the limits established by section 261 of Law No. 19,550 and regulations thereunder.

CHAPTER VII

Liquidation

Section 37. Upon the expiration of the term established in section 3 of these Bylaws if such term is not extended or in the event of its early dissolution, the company shall commence its liquidation, which shall be performed by the members of the Board then in office, under the supervision of the Statutory Audit Committee. A Meeting of Shareholders may, however, adopt resolutions on the liquidation of the company in the manner determined by such Meeting and in accordance with applicable laws then in effect.

CHAPTER VIII

Public Tender Offer

SECTION 38. - I) Information reporting duty. Any individuals or legal entities that, either directly or indirectly through other individuals or legal entities, and any group of persons acting collectively (i) acquire or dispose of, by any means or under any title, shares or securities of the Company of any kind which are convertible into shares - including, without limitation, convertible debentures, convertible notes, global depositary receipts (Global Depositary Receipts or American Depositary Receipts) and call options on shares (the “Company Securities”), (ii) modify the configuration or composition of the interest directly or indirectly held by them in the issuer’s equity, (iii) convert notes into shares, (iv) exercise call options under such marketable securities, or (v) change their intention in respect of the interest held by them in the issuer’s equity as existing at the time of occurrence of any of the events set forth in the preceding items (i) through (iv), provided the acquisition in each such event involves the transfer of control over five per cent (5%) or more of the capital stock or voting rights, shall promptly after having arranged the respective transaction or after their change of intention has occurred, inform of such circumstance to the Company, notwithstanding their compliance with any additional requirements established under applicable capital market regulations in such an event. The information to be provided shall include, in addition, the details of any individuals or legal entities that directly or indirectly make payment in relation to such equity interest, the date of the transaction, price, the number of shares or Company Securities acquired and whether the acquirer intends to acquire a larger interest or attain control over the Company’s corporate will. If the acquirer is a group of persons acting collectively, the members of the group must be identified. The information required hereunder must be provided in relation to any transactions subsequent to the originally reported transaction when as a result of such transactions the number of shares or securities involved is a multiple of five per cent (5%) of the capital stock or votes of the Company. II) Takeover. In the absence of compliance with the requirements set forth in items III and IV of this Section, no shares or Company Securities may be acquired, either directly or indirectly, individually or together with other persons acting collectively, by any means or under any title (by a sale, assignment, judicial or extrajudicial auction or any other form of disposition or transfer), when as a result of such acquisition the acquirer(s) would become owners of, or exercise control over, shares or Company Securities that, added to such owners’ previous holding (if any): (i) would, in the event of conversion, represent or entitle the acquirer to more than fifty per cent (50%) of the capital stock, or give the acquirer the power to remove a majority of members of the Board of Directors of the Company (a “Controlling Interest”); or (ii) would, in the event of conversion, represent or entitle the acquirer to thirty five per cent (35%) or more of the capital stock, although such interest would not confer control over the Company (a “Substantial Interest”). The acquisitions referred to in items “(i)” and “(ii)” above shall be designated as “Acquisition of Control” and “Acquisition of a Substantial Interest”, respectively. For purposes of this Section, the term “indirectly” shall include the companies controlling, controlled by and subject to common control with, the acquirer; also, any shares directly or indirectly held by a person through a trust, global depositary receipt (Global Depositary Receipt or American Depositary Receipt) or other similar mechanisms shall be deemed included. Notwithstanding the foregoing, the procedure described in this Section in relation to a Public Tender Offer by Acquisition of a Controlling Interest and a Public Tender Offer by Acquisition of a Substantial Interest (both these terms as defined above) need not be complied with in respect of acquisitions resulting in a Controlling Interest or a Substantial Interest, in the event that: (i) before the acquisition, the acquirer already holds or exercises control over shares or Company Securities that represent or entitle its holder, in the event of conversion, to a Controlling Interest or a Substantial Interest, respectively, provided that if a Substantial Interest is involved, the respective holder shall comply with the Public Tender Offer by Acquisition of a Controlling Interest procedure if a transaction is subsequently proposed pursuant to which such holder will acquire a Controlling Interest and has not previously made a Public Tender Offer by Acquisition of a Substantial Interest; (ii) the acquisition results from a subscription of shares or Company Securities to be issued upon the capital increase resolved by the extraordinary meeting of shareholders held on June 16, 2006; and/or (iii) the Acquisition of Control is achieved as a result of the consummation of a Public Tender Offer by Acquisition of a Substantial Interest. III) Public Tender Offer. III. a) Any person wishing to carry out an Acquisition of Control or an Acquisition of a Substantial Interest (hereinafter, the “Offeror”) shall be required to make a public tender offer for all the shares and Company Securities (which shall be designated respectively as “Public Tender Offer by Acquisition of Control” and “Public Tender Offer by Acquisition of a Substantial Interest”, and both of them collectively, a “Public Tender Offer”). Each Public Tender Offer shall be made pursuant to the procedure established in this Section, and to such an extent as any additional or more rigorous requirements than those established herein are imposed by the applicable legal rules of the jurisdiction where the Public Tender Offer is launched and the rules of any stock exchanges and securities markets on which the shares and Company Securities may be listed, such additional or more rigorous requirements established by both such jurisdictions and the stock exchanges and securities markets where they are imposed shall be complied with. III. b) Procedure. Notwithstanding the Offeror’s mandatory obligation to follow the procedures and comply with the requirements established by the rules of the Argentine Securities Commission or similar agency in any jurisdictions where the shares and Company Securities are listed in the event of a public tender offer, the Offeror shall comply with the procedure set forth below: III. b.1) The Offeror shall give notice (i) in writing to the Company, and (ii) through the entity in charge of keeping the register of shares and Company Securities or by other self-authentic means, to the shareholders and holders of Company Securities, of the Public Tender Offer not less than fifteen business days before the date when such offer shall be launched (the “Notice of Public Tender Offer”). The Notice of Public Tender Offer shall indicate all the terms and conditions of any agreement or preliminary agreement that the Offeror may have concluded or intends to conclude with one or more holders of shares or Company Securities and pursuant to which, if such agreement or preliminary agreement is consummated, the Offeror would acquire a Controlling Interest or a Substantial Interest (hereinafter, the “Prior Agreement”). In the absence of any Prior Agreement, the Offeror shall specify the number of shares or Company Securities that it intends to acquire and the terms and conditions of the offer. Notwithstanding the foregoing provisions, the Notice of Public Tender Offer shall contain at least all the following information (the “Minimum Information”): (i) the identity, nationality, domicile and telephone number of the Offeror; (ii) if the Offeror is a group of persons, the identity and domicile of each Offeror within the group and of the chief officer of each person or entity that is part of the group; (iii) the consideration offered for the shares and/or Company Securities, explicitly determined in detail pursuant to the applicable mechanism among those set forth in item III.b.3 below; (iv) The scheduled date of expiration of the validity period of the Public Tender Offer, specifying whether such period may or may not be extended and, if applicable, the procedure to be followed for such extension; (v) a statement by the Offeror of the exact dates before and after which the shareholders and/or holders of Company Securities having accepted the Public Tender Offer shall have the right to withdraw such acceptance (pursuant to the provisions in III.b.4), the manner in which acceptances shall be received and the manner in which the shareholders and/or holders of Company Securities may withdraw their acceptance; (vi) a statement by the Offeror indicating that the Public Tender Offer shall be open to all the holders of shares and Company Securities and that the Offeror assumes the irrevocable obligation to acquire all such shares and securities that may be included in the Public Tender Offer procedure by the shareholders and holders of Company Securities; (vii) a statement by the Offeror indicating that the Public Tender Offer does not fall within the scope of Law No. 25,156, as amended, and regulations thereunder (the “Antitrust Law”) or any other law that may replace it or, if applicable, a copy of all the documents filed with the respective agency, or a commitment to submit such documents at the same time to the Company; (viii) the Offeror’s covenant that it shall submit to the Company, at the same time, all the documents that the Offeror is required to file with the Argentine Securities Commission or similar authority in any jurisdictions where the shares and Company Securities are listed; (ix) evidence that guarantees have been created, which must be satisfactory, to ensure the discharge of any obligations arising from the Public Tender Offer; and (x) any additional information, including the Offeror’s financial statements, that the Company may reasonably require or which may be necessary to enable the Board of Directors of the Company to express a well-grounded opinion in due time. III.b.2) The Offeror shall send by postal mail or in any other manner, with reasonable diligence, to each shareholder or holder of Company Securities that so requests it, a copy of the Notice of Public Tender Offer, and shall publish a notice containing substantially the Minimum Information and any additional information required by any applicable rules governing public tender offers, as prescribed by such rules and at least once every week, beginning on the date when the Notice of Public Tender Offer was given and ending upon the expiration of the effective term of the Public Tender Offer. Subject to any applicable legal rules, this notice shall be published in the business section of newspapers of general circulation in Argentina, in the City of New York, United States of America, in Luxembourg and in any other city on the stock exchange or securities market of which the shares and Company Securities are listed. III.b.3) The consideration for each share or Company Security payable to each shareholder or holder of Company Securities shall be the same, in U.S. Dollars, and not less than the price per share or Company Security, if applicable, equal to the higher of: (i) the price of each share of the Company in U.S. Dollars as determined on the basis of a valuation of the Company’s shareholders’ equity by an independent investment bank of international renown. Such valuation shall contemplate the increase of the Company’s capital stock resulting from the exercise of the conversion rights carried by the Company Securities and shall be made on the basis of the most recent balance sheet approved by the Company; (ii) one hundred thirty five per cent (135%) of the subscription price in U.S. Dollars, as of the date of subscription of the Company shares issued as a result of a capital increase during the twenty four month period immediately preceding the day of the Notice of Public Tender Offer, adjusted for any equity spin-off, stock dividend, change in the nominal value of shares, reduction of capital, capitalization of profits, reserves, accounting adjustments or other special reserves recorded in the balance sheet and other corporate transactions pursuant to which bonus shares and/or Company Securities are delivered; (iii) one hundred thirty five per cent (135%) of the weighted average quoted price in U.S. dollars (at closing) of the shares and/or global depositary receipts (Global Depositary Receipts or American Depositary Receipts) of the Company during the one hundred twenty day period immediately preceding the Notice of Public Tender Offer, in the Buenos Aires Stock Exchange and the New York Stock Exchange, and any other stock exchange or securities market on which the shares and Company Securities may be listed, adjusted for any equity spin-off, stock dividend, change in the nominal value of shares, reduction of capital, capitalization of profits, reserves, accounting adjustments or other special reserves recorded in the balance sheet and other corporate transactions pursuant to which bonus shares and/or Company Securities are delivered; and (iv) solely in the event of an Acquisition of Control, the higher price per share or Company Security in U.S. Dollars paid by or on behalf of the Offeror in relation to any acquisition of shares and/or Company Securities within the two year period immediately prior to the notice of Acquisition of Control, adjusted for any equity spin-off, stock dividend, change in the nominal value of shares, reduction of capital, capitalization of profits, reserves, accounting adjustments or other special reserves recorded in the balance sheet and other corporate transactions pursuant to which bonus shares and/or Company Securities are delivered. III.b.4) The shareholders or holders of Company Securities having accepted the Public Tender Offer may withdraw their acceptance not less than five business days before the date set for the expiration thereof. III.b.5) The initial effective term of the Public Tender Offer shall not be less than twenty business days or more than thirty business days counted as from the date of authorization of the Public Tender Offer by the Argentine Securities Commission or similar governmental agency or entity in the jurisdiction where the Public Tender Offer is launched (the “Initial Term”). III.b.6) The Offeror shall acquire all the shares and/or Company Securities that are included in their acceptance by their holders under the Public Tender Offer before the date of expiration of the offer. The holders of Company Securities having accepted the Public Tender Offer shall exercise at the same time all the rights of conversion into shares carried by the respective Company Securities (which for purposes of their participation in the Public Tender Offer shall be accelerated), and shall, when applicable (e.g., under a call option) pay the applicable strike prices on the closing date of the Public Tender Offer. III.b.7) Once the Public Tender Offer process has ended, the Offeror may consummate the Prior Agreement, if any and provided that any shares included in such Prior Agreement have not been offered under the Public Tender Offer, whichever the number of shares and/or securities that the Offeror may have acquired under the Public Tender Offer. III. c) Rate of Exchange. For all purposes under this Section, where a Peso denominated amount is to be translated into U.S. Dollars and vice versa, such translation shall be made at the selling exchange rate published by Banco Nación at closing on the business day immediately preceding each date on which the respective translation must be made, provided that, in case there is more than one existing exchange rate, the exchange rate applicable to financial transactions shall be used. III. d) Result of the PTO: Within forty eight business hours after the expiration of the effective term of the Public Tender Offer, or at the time of any notices to be given pursuant to the rules of the Argentine Securities Commission, the Offer shall give the Company self-authentic notice of the acceptances it has received and the number of shares and/or Company Securities involved therein. The Board of Directors shall make such information available to the shareholders and holders of Company Securities at the Company’s registered office and publish such information for one (1) day in the same media detailed in item III.b.2 of this Section. III. e) Additional Period: The Offeror shall grant an additional period of not less than five (5) days and not more than ten (10) days, counted as from the publication of the result of the Public Tender Offer contemplated in item III. d) above (the “Additional Period”), so that any shareholders who have not accepted the offer during the Initial Period may be able to do so within the Additional Period by the same procedures and pursuant to terms identical terms to those applicable to the holders that submitted their respective acceptances during the Initial Period. III. f) The Offeror shall acquire and pay the price for the acquisition of all the shares offered during the Initial Period and the Additional Period within five days after the expiration of each such period. IV) Related transactions: Any merger, consolidation or other business combination having substantially the same effects (a “Related Transaction”), involving the Company and any other person (an “Interested Shareholder”) that has previously made an Acquisition of Control, or having for the Interested Shareholder the effect of an Acquisition of Control, shall solely be carried out if the consideration to be received by each shareholder of the Company pursuant to such Related Transaction is equal for all the shareholders and not less, in U.S. Dollars, than the higher of: (i) the price of each share of the Company in U.S. Dollars as determined on the basis of a valuation of the Company’s shareholders’ equity by an independent investment bank of international renown. Such valuation shall contemplate the increase of the Company’s capital stock resulting from the exercise of the conversion rights carried by the Company Securities and shall be made on the basis of the most recent balance sheet approved by the Company; (ii) one hundred thirty five per cent (135%) of the subscription price in U.S. Dollars, as of the date of subscription of the Company shares issued as a result of a capital increase during the twenty four month period immediately preceding the day of the Notice of Public Tender Offer or the announcement of the Related Transaction, if applicable, adjusted for any equity spin-off, stock dividend, change in the nominal value of shares, reduction of capital, capitalization of profits, reserves, accounting adjustments or other special reserves recorded in the balance sheet and other corporate transactions pursuant to which bonus shares and/or Company Securities are delivered; (iii) one hundred thirty five per cent (135%) of the weighted average quoted price in U.S. dollars (at closing) of the shares and/or global depositary receipts (Global Depositary Receipts or American Depositary Receipts) of the Company during the one hundred twenty day period immediately preceding the Notice of Public Tender Offer or the announcement of the Related Transaction, if applicable, in the Buenos Aires Stock Exchange and the New York Stock Exchange, and any other stock exchange or securities market on which the shares and Company Securities may be listed, adjusted for any equity spin-off, stock dividend, change in the nominal value of shares, reduction of capital, capitalization of profits, reserves, accounting adjustments or other special reserves recorded in the balance sheet and other corporate transactions pursuant to which bonus shares and/or Company Securities are delivered; and (iv) the higher price per share or Company Security in U.S. Dollars paid by or on behalf of the Offeror in relation to any acquisition of shares and/or Company Securities within the two year period immediately prior to the notice of Acquisition of Control, adjusted for any equity spin-off, stock dividend, change in the nominal value of shares, reduction of capital, capitalization of profits, reserves, accounting adjustments or other special reserves recorded in the balance sheet and other corporate transactions pursuant to which bonus shares and/or

Company Securities are delivered; V) Infringement of this Section: Any acquisitions made in violation of the provisions of this section shall be unenforceable as against the Company and shall not be registered in the stock ledger, whether this ledger is kept by the Company or a third party. In the latter event, the relevant registrations shall solely be made once the Board of Directors gives the entity in charge of the register self-authentic notice that the procedure has been completed and that all applicable provisions have been observed. Irrespective of the foregoing, any shares acquired in violation of the provisions of this Section, including if they are registered, shall not be entitled to political or equity rights until such time as the circumstances relating to the acquisition thereof has been duly regularized and shall not be computed for purposes of determining whether the quorum requirement has been satisfied at Company’s Shareholders’ Meetings.

CHAPTER IX

General

Section 39. Any occurrences not contemplated in these Bylaws shall be resolved in accordance with the provisions of Law No. 19,550, and in the alternative with the prescriptions of any applicable laws and regulations then in effect.

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